================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             INTIMATE BRANDS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                    INTIMATE
                                     brands

                             THREE LIMITED PARKWAY
                              COLUMBUS, OHIO 43230
                                 (614) 415-8000

                                                                  April 14, 1999

Dear Stockholder:

     You are cordially invited to attend our 1999 annual meeting of stockholders to be held at 10:30 a.m., Eastern Daylight Time, on May 17, 1999, at the offices of Bath & Body Works, Inc., Seven Limited Parkway, Reynoldsburg, Ohio. Should you require assistance in finding the location of the meeting, please call (614) 415-6900. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of Intimate Brands.

     The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or by Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                            Sincerely yours,
                                            /s/ Leslie H. Wexner

                                            Leslie H. Wexner
                                            Chairman of the Board

                                    INTIMATE
                                     brands

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 1999

                                                                  April 14, 1999

TO OUR STOCKHOLDERS:

     We are pleased to invite you to attend our 1999 annual meeting of stockholders to:

        - Elect three directors to serve for terms of three years.

        - Transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 26, 1999 may vote at the meeting.

     Your vote is important. This year, stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

                                            By Order of the Board of Directors
                                            /s/ Leslie H. Wexner

                                            Leslie H. Wexner
                                            Chairman of the Board

                       PROXY STATEMENT TABLE OF CONTENTS

Information About the Annual Meeting and Voting.............    2
Election of Directors.......................................    4
Nominees and directors......................................    4
Information concerning the Board of Directors...............    6
Committees of the Board of Directors........................    6
Security ownership of directors and management..............    7
Executive Compensation......................................    9
Summary compensation table..................................    9
Long-term incentive plan awards.............................   11
Stock options...............................................   11
Compensation of directors...................................   13
Employment agreements with certain executive officers.......   13
Section 16(a) beneficial ownership reporting compliance.....   13
Report of the Compensation Committee........................   14
Compensation philosophy.....................................   14
Principal compensation elements.............................   14
CEO compensation............................................   16
Stockholder Return Graph....................................   17
Share ownership of principal stockholders...................   18
Relationship and transactions with The Limited..............   18
Independent Public Accountants..............................   21
Other Matters...............................................   22
Stockholder Proposals.......................................   22
Solicitation Expenses.......................................   22

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

     The Board of Directors of Intimate Brands, Inc. is soliciting your proxy to vote at our 1999 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. "We", "our", "Intimate Brands", and the "Company" refer to Intimate Brands, Inc.

     We began mailing this proxy statement and the enclosed proxy card on or about April 14, 1999 to all stockholders entitled to vote. The Intimate Brands 1998 Annual Report, which includes our financial statements, is being sent with this proxy statement.

DATE, TIME AND PLACE OF MEETING

     DATE:   MAY 17, 1999

     TIME:  10:30 A.M., EASTERN DAYLIGHT TIME

     PLACE:  BATH & BODY WORKS
             SEVEN LIMITED PARKWAY
             REYNOLDSBURG, OHIO

SHARES ENTITLED TO VOTE

     Stockholders entitled to vote are those who owned Intimate Brands Class A Common Stock and Class B Common Stock (which we refer to together throughout this proxy statement as "Common Stock") at the close of business on the record date, March 26, 1999. Each share of Class A Common Stock that you own entitles you to one vote, and each share of Class B Common Stock that you own entitles you to three votes.

     As of the record date, there were 37,171,083 shares of Class A Common Stock outstanding and 200,409,163 shares of Class B Common Stock outstanding. The Class B Common Stock represents approximately 94% of the voting power of Intimate Brands, and all of it is held by The Limited, Inc. (which we refer to throughout this proxy statement as "The Limited"). The Class A Common Stock and the Class B Common Stock will vote together as a single class on all matters submitted to stockholders for approval at the annual meeting.

VOTING YOUR PROXY

     Whether or not you plan to attend the annual meeting, we urge you to vote. This year, stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

     The enclosed proxy card indicates the number of shares that you own.

     Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the

Internet but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

     - "FOR" the election of all 3 nominees for director (as described on page
       4).

     If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgement. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

REVOKING YOUR PROXY

     You may revoke your proxy by:

        - submitting a later dated proxy (including a proxy via telephone or the Internet),

        - notifying our Secretary in writing before the meeting that you have revoked your proxy, or

        - voting in person at the meeting.

VOTING IN PERSON

     If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on March 26, 1999, the record date for voting.

APPOINTING YOUR OWN PROXY

     If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

QUORUM REQUIREMENT

     A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

VOTE NECESSARY TO ELECT DIRECTORS

        ITEM                                   VOTE NECESSARY*
        ----                                   ---------------
Election of directors    Directors are elected by a plurality of the votes
                         represented by the shares of Common Stock present at the
                         meeting in person or by proxy. This means that the director nominee with the most affirmative votes for a particular
                         slot is elected for that slot.

---------------

* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on this item even if it does not receive voting instructions from you.

                             ELECTION OF DIRECTORS

     Our Board of Directors has nominated 3 directors for election at the annual meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office for a three-year term expiring at the 2002 annual meeting or until their successors have been elected.

     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as a director if elected.

     Stockholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, no later than 14 days before the annual meeting, a notice stating (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (b) the principal occupation or employment of each nominee and (c) the number of shares of Common Stock of the Company beneficially owned by each nominee. No person may be elected as a director unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.

     The Board of Directors recommends the ELECTION of all of the following nominees of the Board of Directors:

NOMINEES AND DIRECTORS

  Nominees of the Board of Directors for election at the 1999 annual meeting.

Roger D. Blackwell            Director since 1995                         Age 58

     Dr. Blackwell has been a Professor of Marketing at The Ohio State University for more than five years and is also President and Chief Executive Officer of Roger D. Blackwell Associates, Inc., a marketing consulting firm in Columbus, Ohio. Dr. Blackwell is also a director of Airnet Systems, Inc., Applied Industrial Technologies, Inc., Bank Stock Group, Checkpoint Systems, Inc., The Flex-Funds, Max & Erma's Restaurants, Inc. and Worthington Foods, Inc.

Grace A. Nichols              Director since 1995                         Age 52

     Ms. Nichols has been President and Chief Executive Officer of Victoria's Secret Stores, Inc. ("Victoria's Secret Stores") since January 1991, and assumed such position with Intimate Brands in 1995. Prior to her position as President, Ms. Nichols held the position of Executive Vice President, General Merchandise Manager from 1988 to 1991 and Vice President, General Merchandise Manager from 1986 to 1988 at Victoria's Secret Stores.

Donald B. Shackelford         Director since 1995                         Age 66

     Mr. Shackelford has been Chairman of the Board of Fifth Third Bank, Central Ohio, a banking business, since 1998. Mr. Shackelford was Chairman of the Board and Chief Executive Officer of State Savings Bank from 1972 to 1998. He was Chairman of the Board and Chief Executive Officer of State Savings Co. for five years ending in 1997. Mr. Shackelford is also a director of Fifth Third Bancorp., The Limited, Progressive Corporation and Worthington Foods, Inc.

  Directors whose terms continue until the 2000 annual meeting.

Cynthia A. Fields             Director since 1995                         Age 49

     Ms. Fields joined Intimate Brands in 1984 and has been President and Chief Executive Officer of Victoria's Secret Catalogue since August 1988, and assumed such position with Intimate Brands in 1995. Ms. Fields is also a director of Pathfinder International.

E. Gordon Gee                 Director since 1995                         Age 55

     Dr. Gee has been President of Brown University since January 1998. Dr. Gee was President of The Ohio State University from 1990 to 1997. Dr. Gee is also a director of Allmerica Financial, ASARCO, Inc., Glimcher Realty Trust and The Limited.

Alex Shumate                  Director since 1996                         Age 48

     Mr. Shumate has been the Managing Partner of the Columbus, Ohio office of the law firm of Squire, Sanders & Dempsey L.L.P. since 1991. Mr. Shumate is also a director of Bank One Corporation, Bank One Columbus, N.A. and Wm. Wrigley, Jr. Company.

  Directors whose terms continue until the 2001 annual meeting.

Kenneth B. Gilman             Director since 1995                         Age 52

     Mr. Gilman has been Vice Chairman of Intimate Brands since 1995. Mr. Gilman has been Vice Chairman and Chief Administrative Officer of The Limited since 1997 and was Vice Chairman and Chief Financial Officer of The Limited from 1993 to 1997 and Executive Vice President and Chief Financial Officer of The Limited for five years prior thereto.

William E. Kirwan             Director since 1998                         Age 60

     Dr. Kirwan has been president of The Ohio State University since 1998. Dr. Kirwan has also been a director of Columbia Gas since September 1998.

Beth M. Pritchard             Director since 1995                         Age 52

     Ms. Pritchard has been President and Chief Executive Officer of Bath & Body Works, Inc. ("Bath & Body Works") since November 1993, and assumed such position with Intimate Brands in 1995. Ms. Pritchard also has served as Chief Executive Officer of Victoria's Secret Bath and Fragrance from June 1996 to March 1998. For approximately one and one-half years prior to assuming her position with Bath & Body Works, Ms. Pritchard held the position of Executive Vice President and General Manager at Bath & Body Works. From 1991 until 1993, she was Executive Vice President at Express, a business operated by The Limited.

Leslie H. Wexner              Director since 1995                         Age 61

     Mr. Wexner has been Chairman of the Board and Chief Executive Officer of Intimate Brands since 1995. Mr. Wexner has been President and Chief Executive Officer of The Limited since he founded The Limited in 1963 and has been Chairman of the Board of Directors of The Limited for more than five years. Mr. Wexner is also a director of Hollinger International, Inc. and Hollinger International Publishing, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     Our Board of Directors held 4 meetings in fiscal year 1998. During fiscal year 1998, all of the directors attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee.

     The Audit Committee of the Board recommends the firm to be employed as our independent public accountants and reviews the scope of the audit and audit fees. In addition, the Audit Committee consults with the independent auditors about the plan of audit, the resulting audit report and the accompanying management letter. The Audit Committee also confers with the independent auditors about the adequacy of internal accounting controls, as appropriate, outside of the presence of management. The members of the Audit Committee are Mr. Shumate (Chair) and Dr. Blackwell. The Audit Committee held 9 meetings in fiscal year 1998.

  Compensation Committee.

     The Compensation Committee of the Board reviews executive compensation and administers our stock option and performance incentive plans. Its members are Mr. Shackelford (Chair) and Dr. Gee. Members of the Compensation Committee held 6 meetings in fiscal year 1998 and took action in writing without a meeting on 15 occasions.

  Executive Committee.

     The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. The Executive Committee may also declare dividends, authorize the issuance of stock and authorize the seal of Intimate Brands to be affixed to papers that require it. Its members are Messrs. Wexner (Chair) and Shumate. The Executive Committee took action in writing without a meeting on 6 occasions in fiscal year 1998.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows certain information about the securities ownership of all directors of Intimate Brands, the executive officers of Intimate Brands named in the Summary Compensation Table below and all directors and executive officers of Intimate Brands as a group.

                           NUMBER OF SHARES OF CLASS A              NUMBER OF SHARES OF THE LIMITED   PERCENT OF THE
                            COMMON STOCK BENEFICIALLY    PERCENT       COMMON STOCK BENEFICIALLY      LIMITED COMMON
NAME                               OWNED(a)(b)           OF CLASS             OWNED(a)(b)                 STOCK
----                       ---------------------------   --------   -------------------------------   --------------
Roger D. Blackwell.......              8,430(c)            *                       6,800                  *
Cynthia A. Fields........            161,910(c)            *                      40,702(d)               *
E. Gordon Gee............              4,209(c)            *                       3,492(d)               *
Kenneth B. Gilman........             36,078(c)(e)         *                     449,302(d)(f)(g)         *
William E. Kirwan........                211               *                           0                 **
Philip E. Mallott........             44,532(c)            *                      22,371(d)(g)            *
Grace A. Nichols.........            119,096(c)            *                     129,072(d)(f)            *
Beth M. Pritchard........            141,998(c)(h)         *                      58,473(d)(f)            *
Donald B. Shackelford....              7,388(c)            *                      72,430(d)(f)            *
Alex Shumate.............              3,006(c)            *                         100                  *
Leslie H. Wexner.........            112,218(c)            *                  58,625,235(d)(g)(i)       25.8%
All directors and
  executive officers as a
  group..................            639,076(c)(j)        1.7%                59,407,977(d)(g)(k)       26.1%

---------------

*      Less than 1%.

**     Not applicable.

(a) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.

(b)    Reflects ownership as of February 28, 1999.

(c) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Dr.
       Blackwell, 2,250; Ms. Fields, 123,751; Dr. Gee, 2,250; Mr.
       Gilman, 25,001; Mr. Mallott, 32,500; Ms. Nichols, 86,251;
       Ms. Pritchard, 105,001; Mr. Shackelford, 2,250; Mr. Shumate,
       1,500; Mr. Wexner, 50,000; and all directors and executive officers as a group, 430,754.

(d) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Ms.
       Fields, 38,165; Dr. Gee, 1,272; Mr. Gilman, 253,981; Mr.
       Mallot, 18,828; Ms. Nichols, 110,674; Ms. Pritchard, 44,335;
       Mr. Shackelford, 1,272; Mr. Wexner, 437,610; and all directors and executive officers as a group, 906,137.

(e) Includes 1,000 shares owned by family members, as to which Mr. Gilman disclaims beneficial ownership.

(f) Includes the following number of shares owned by family members, as to which beneficial ownership is disclaimed: Mr.
       Gilman, 1,117; Ms. Nichols, 360; Ms. Pritchard, 200; and Mr.
       Shackelford, 18,955.

(g)    Includes the following number of shares held as of February
       28, 1999 in an employee benefit plan, over which the participant has the power to dispose or withdraw shares: Mr.
       Gilman, 34,270; Mr. Mallott, 3,151; Mr. Wexner, 539,436; and all directors and executive officers as a group, 576,857.

(h) Includes 1,482 shares, as to which Ms. Pritchard disclaims beneficial ownership.

(i)    Includes 350,000 shares held by Health and Science Interests
       II, 883,317 shares held by The Wexner Foundation, 18,750,000 shares held by The Wexner Children's Trust, 81,081 shares held by the Harry, Hannah & David Wexner Trust and 5,000,000 shares held by the Harry, Hannah, David & Sarah Wexner
       Trust. Mr. Wexner disclaims beneficial ownership of the shares held by Health and Science Interests II and The
       Wexner Foundation. Mr. Wexner shares investment and voting power with others with respect to shares held by The Wexner
       Foundation. The 18,750,000 shares held by the Wexner
       Children's Trust are held subject to the terms of a Contingent Stock Redemption Agreement entered into on
       January 26, 1996 between The Limited, Mr. Wexner and The
       Wexner Children's Trust.

(j) Includes 2,482 shares, as to which beneficial ownership is disclaimed.

(k) Includes 1,253,949 shares, as to which beneficial ownership is disclaimed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table (the "Summary Compensation Table") shows the compensation paid by Intimate Brands (except, as noted below, for executive officers Wexner and Gilman, whose compensation was paid by The Limited) to each of the named executive officers of Intimate Brands for each of our last three fiscal years.

                                                                                         LONG-TERM
                                                 ANNUAL COMPENSATION                COMPENSATION AWARDS
                                        --------------------------------------   --------------------------
                                                                                                 SECURITIES
                                                                                 RESTRICTED      UNDERLYING
                                                                  OTHER ANNUAL     STOCK          OPTIONS         ALL OTHER
                                FISCAL    SALARY       BONUS      COMPENSATION     AWARDS         AWARDED        COMPENSATION
NAME AND PRINCIPAL POSITION(1)   YEAR      ($)         ($)(2)        ($)(3)        ($)(4)           (#)             ($)(5)
------------------------------  ------  ----------   ----------   ------------   ----------      ----------      ------------
Leslie H. Wexner............     1998   $1,046,154   $1,519,392          --         $29,316(6)     $203,540(6)     $154,706
  Chairman of the Board,         1997    1,000,000    1,861,560          --              --       1,628,320(6)      135,296
  Chief Executive Officer        1996    1,011,538      915,000          --              --         203,540(6)      151,629
                                                                                                    100,000(7)
Kenneth B. Gilman...........     1998      936,923      935,150     $14,955         158,304(6)           --         277,290
  Vice Chairman                  1997      900,000    1,228,630          --       6,220,313(6)      508,850(6)      195,094
                                 1996      903,846      603,900          --              --          50,855(6)      187,192
                                                                                                     50,000(7)
Beth M. Pritchard...........     1998      727,692      932,356       9,996              --              --         197,690
  President and Chief            1997      690,385      861,280          --       6,161,563(7)      500,000(7)      166,275
  Executive Officer--            1996      571,154      575,173          --         188,140(7)       40,000(7)      160,020
  Bath & Body Works
Grace A. Nichols............     1998      727,692      653,058      14,847              --              --         246,642
  President and Chief            1997      700,000    1,400,000          --       6,171,375(7)      500,000(7)      193,441
  Executive Officer--            1996      700,000      577,500          --         184,195(7)       15,000(7)      185,424
  Victoria's Secret Stores
Cynthia A. Fields...........     1998      652,692      334,378      23,786              --              --         202,496
  President and Chief            1997      621,154      875,000          --       5,093,750(7)      500,000(7)      153,442
  Executive Officer--            1996      573,077      474,950          --          42,130(7)       65,000(7)      141,642
  Victoria's Secret Catalogue

---------------
(1) Executive officers Wexner and Gilman are also employed by The Limited and received no direct compensation from Intimate Brands. The annual base salary and annual bonus opportunity for executive officers Wexner and Gilman in respect of their service with The Limited and its affiliates was determined by The Limited's Compensation Committee and was paid by The Limited.

(2) Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons.

(3) Represents for the 1998 fiscal year, reimbursement of taxes on life insurance premiums paid on behalf of executive officers Gilman, Pritchard, Nichols and Fields.

(4) Represents for each executive officer the restricted stock awards for the specified fiscal year under Intimate Brands' 1995 Stock Option and Performance Incentive Plan for awards of Intimate Brands' Class A Common Stock and under The Limited, Inc. 1993 Stock Option and Performance Incentive Plan for awards of The

    Limited's Common Stock. Information set forth above is based on the closing price of the applicable common stock on the date on which the awards were made.

    On June 1, 1998, 885 and 4,779 restricted shares of The Limited's Common Stock were granted to executive officers Wexner and Gilman, respectively. The per share value of The Limited's Common Stock on such date was $33.125. These awards were made in connection with the distribution in 1998 of the Abercrombie & Fitch shares to The Limited's stockholders. The vesting of these awards is the same as the vesting of the previously granted restricted stock awards to which these adjustment grants relate.

    On May 20, 1997, 300,000, 300,000 and 250,000 restricted shares of Intimate Brands' Class A Common Stock were granted to executive officers Pritchard, Nichols and Fields, respectively, and 300,000 restricted shares of The Limited's Common Stock were granted to Mr. Gilman. The per share value of Intimate Brands' Class A Common Stock on such date was $20.375 and the per share value of The Limited's Common Stock on such date was $19.50. These awards are earned subject to established financial performance measures and, once earned, vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, in each case subject to the holder's continued employment with the executive's employer.

    On March 25, 1997, 2,500 and 3,000 restricted shares of Intimate Brands' Class A Common Stock were granted to executive officers Pritchard and Nichols, respectively, and 19,750 restricted shares of The Limited's Common Stock were granted to Mr. Gilman. The per share value of Intimate Brands' Class A Common Stock on such date was $19.625 and the per share value of The Limited's Common Stock on such date was $18.750. These awards vested 100% one year from the grant date.

    On February 1, 1997, 7,749 and 7,245 restricted stock performance awards of Intimate Brands' Class A Common Stock were granted to executive officers Pritchard and Nichols, respectively. The per share value of the Class A Common Stock on Friday, January 31, 1997 was $17.75. On August 1, 1996, 2,367, 2,601 and 1,971 restricted stock performance awards of Intimate Brands' Class A Common Stock were granted to executive officers Pritchard, Nichols and Fields, respectively. The per share value of the Class A Common Stock on such date was $21.375. These awards, which are in respect of 1996 performance, generally vest 10% on the grant date, and 20%, 30% and 40% on the first through third anniversaries of the grant date, in each case subject to the holder's continued employment with Intimate Brands.

    As of January 30, 1999, the aggregate holdings of restricted shares of Intimate Brands' Class A Common Stock and the market value of such holdings for such named executive officers were: Ms. Pritchard, 329,328 shares, $13,131,954; Ms. Nichols, 341,303 shares, $13,609,457; and Ms. Fields,
    273,963 shares, $10,924,275 (based on the $39.875 fair market value of Intimate Brands' Class A Common Stock as of Friday, January 29, 1999).

    As of January 30, 1999, the aggregate holdings of the restricted shares of The Limited's Common Stock and the market value of such holdings for each of the named executive officers were: Mr. Wexner, 50,885 shares, $1,736,451; and Mr. Gilman, 274,779 shares, $9,376,833 (based on the $34.125 fair market value of a share of The Limited's Common Stock as of Friday, January 29,
    1999).

    Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

(5) Includes employer matching and supplemental contributions allocated to each executive officer's account under certain of Intimate Brands' qualified and non-qualified defined contribution plans during the year in the amount of $154,706, $261,165, $186,665, $230,267 and $177,971 for executive officers
    Wexner, Gilman, Pritchard, Nichols and Fields, respectively.

    Includes term life insurance premiums in the amount of $16,125, $11,025, $16,375, and $24,525 paid on behalf of executive officers Gilman, Pritchard, Nichols and Fields, respectively.

(6) Denominated in shares of The Limited's Common Stock. Options have been adjusted to reflect the spin-off of Abercrombie & Fitch in May 1998.

(7) Denominated in shares of Intimate Brands' Class A Common Stock.

LONG-TERM INCENTIVE PLAN AWARDS

     Intimate Brands did not grant any awards for the 1998 fiscal year.

STOCK OPTIONS

     The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during our 1998 fiscal year.

                       OPTIONS GRANTS IN FISCAL YEAR 1998

                                            INDIVIDUAL GRANTS(1)                       POTENTIAL REALIZABLE
                          ---------------------------------------------------------      VALUE AT ASSUMED
                                          PERCENTAGE OF                                ANNUAL RATES OF STOCK
                           SECURITIES     TOTAL OPTIONS                               PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO       EXERCISE                      OPTION TERM(2)
                             OPTIONS      ASSOCIATES IN      PRICE       EXPIRATION   -----------------------
          NAME             GRANTED(#)      FISCAL YEAR    PER SHARE($)      DATE        5%($)        10%($)
------------------------  -------------   -------------   ------------   ----------   ----------   ----------
Leslie H. Wexner........     203,540(3)        4.82%        $29.3186(4)  02/02/08     $3,025,656   $8,352,603

Kenneth B. Gilman.......          --             --               --        --                --           --

Beth M. Pritchard.......          --             --               --        --                --           --

Grace A. Nichols........          --             --               --        --                --           --

Cynthia A. Fields.......          --             --               --        --                --           --

------------
(1) On February 2, 1998, options were granted to Mr. Wexner pursuant to The Limited, Inc. 1993 Stock Option and Performance Incentive Plan (1998 Restatement). Such options vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

    The number of options and the exercise price have been adjusted to reflect the spin-off of Abercrombie & Fitch in May 1998.

(2) The assumed rates of growth were selected by the Securities and Exchange Commission (the "Commission") for illustrative purposes only and are not intended to predict or forecast future stock prices.

(3) Denominated in shares of The Limited's Common Stock.

(4) The per share exercise price of all such options to Mr. Wexner was set at 110% of the fair market value of the stock on the date of grant.

     The following table shows certain information about stock options exercised by the executive officers named in the Summary Compensation Table during Intimate Brands' 1998 fiscal year and the year-end values of unexercised options held by those executive officers.

                AGGREGATED OPTION EXERCISES IN 1998 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                           SHARES                        OPTIONS AT FISCAL YEAR-END(#)        FISCAL YEAR-END($)
                        ACQUIRED ON         VALUE        ------------------------------   ---------------------------
        NAME           EXERCISE(#)(1)   REALIZED($)(2)    EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------  --------------   --------------   --------------   -------------   -----------   -------------
Leslie H. Wexner.....          --                --          50,000(3)         50,000(3)  $  914,375(3) $   914,375(3)
                               --                --         391,813(4)      1,796,242(4)   5,631,146(4)  20,978,692(4)

Kenneth B. Gilman....          --                --          12,501(3)         37,499(3)     321,901(3)     965,599(3)
                           64,049          $894,186         234,899(4)        502,490(4)   3,341,148(4)   7,639,625(4)

Beth M. Pritchard....          --                --          95,001(3)        494,999(3)   2,061,898(3)   9,861,852(3)
                           25,436           303,965          40,518(4)          3,817(4)     541,692(4)      64,620(4)

Grace A. Nichols.....          --                --          82,501(3)        482,499(3)   1,740,023(3)   9,539,977(3)
                           11,250           135,000         157,742(4)          3,817(4)   2,252,973(4)      64,620(4)

Cynthia A. Fields....          --                --         107,501(3)        507,499(3)   2,383,773(3)  10,183,727(3)
                           29,500           340,281          34,348(4)          3,817(4)     405,236(4)      64,620(4)

------------
(1) All such shares acquired on exercise represent shares of The Limited's Common Stock.

(2) Calculated on the basis of the number of shares exercised, multiplied by the excess of the fair market value of a share of The Limited's Common Stock on the date of exercise over the exercise price of such option.

(3) Denominated in shares of Intimate Brands' Class A Common Stock. Value is calculated on the basis of the number of shares subject to such option, multiplied by the excess of the fair market value of a share of Intimate Brands' Class A Common Stock on the last trading day prior to fiscal year-end ($39.875) over the exercise price of such option.

(4) Denominated in shares of The Limited's Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of The Limited's Common Stock on the last trading day prior to fiscal year-end ($34.125) over the exercise price of such option.

     Options have been adjusted to reflect the spin-off of Abercrombie & Fitch in May 1998.

COMPENSATION OF DIRECTORS

     Associates and officers who are directors receive no additional compensation for their service as directors. We provide the following compensation to our directors who are not associates of Intimate Brands for their services as directors:

     - An annual retainer of $20,000 per year (increased by $2,000 for each committee chair held), plus

     - a fee of $1,000 for each Board meeting attended ($500 for a telephonic meeting) and, as committee members, a fee of $750 per committee meeting attended ($200 for a telephonic meeting) and

     - a fee of $200 for each action in writing taken by the Board or any committee.

     Under Intimate Brands' 1995 Non-Associate Director Stock Plan, each director who is not an associate of Intimate Brands receives (i) annual grants of options to purchase 1,000 shares of Intimate Brands' Class A Common Stock at a price equal to the fair market value of such shares at the date of grant and
(ii) 50% of the annual retainer in shares of Intimate Brands' Class A Common Stock.

EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

     In 1997, the Company entered into individual employment agreements with Executive Officers Pritchard, Nichols and Fields. Pursuant to these agreements, Ms. Pritchard serves as President and Chief Executive Officer -- Bath and Body Works, Ms. Nichols serves as President and Chief Executive Officer -- Victoria's Secret Stores and Ms. Fields serves as President and Chief Executive
Officer -- Victoria's Secret Catalogue. The initial term of each agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Ms. Pritchard's and Ms. Nichols' agreements provide for an initial base salary of $700,000 and Ms. Fields' agreement provides for an initial base salary of $625,000. Option grants and the value of performance-based stock awards made in 1997 pursuant to the agreements are disclosed in the Summary Compensation Table. Each agreement also provides for incentive plan participation as determined by the Board and life insurance coverage of $5 million. Each agreement provides that, if the Company fails to extend the agreement or terminates the executive's employment without cause or if the executive terminates the employment for good reason, the executive will continue to receive her base salary for one year after the termination date. Under the agreements, each executive agrees not to compete with the Company or solicit its employees or customers during the employment term and for one year thereafter. Each executive's agreement provides for disability benefits in addition to the benefits available under the Company's disability plans. In the event any "parachute" excise tax is imposed on an executive, she will be entitled to tax reimbursement payments.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Intimate Brands' officers and directors, and persons who own more than ten percent of a registered class of Intimate Brands' equity securities, must file reports of ownership and changes in ownership of Intimate Brands' equity securities with the Commission and the New York Stock Exchange. Copies of those reports must also be furnished to Intimate Brands.

     Based solely on a review of the copies of reports furnished to Intimate Brands and written representations that no other reports were required, we believe that during fiscal 1998 our officers, directors and greater than ten-percent beneficial owners complied with these filing requirements except for one transaction by Philip E. Mallot that was inadvertently omitted and later reported in an amended filing.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") reviews and approves Intimate Brands' executive compensation philosophy and policies and the application of such policies to the compensation of executive officers. Messrs. Wexner and Gilman were compensated by The Limited and did not participate in our compensation programs. Our compensation programs and compensation philosophy are generally consistent with those of The Limited. We have also retained independent compensation consultants to assist in developing, and periodically assessing the effectiveness and reasonableness of, our executive officer compensation program.

COMPENSATION PHILOSOPHY

     We attempt to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The compensation program has moved toward linking executive compensation to business performance that enhances stockholder value. Accordingly, we have structured total compensation for leadership individuals so that a lower proportion is fixed compensation and a much higher variable proportion is keyed to business unit and stock performance.

     Our philosophy is based on the following basic principles:

     - To Pay for Outstanding Performance.

          We believe in paying for results. Individuals in leadership roles are compensated based on a combination of total company, business unit and individual performance factors. Total company and business unit performance are evaluated primarily on the degree by which financial targets are met. Individual performance is evaluated based upon several leadership factors, including building brand identity, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth and controlling expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

     - To Pay Competitively.

          We are committed to providing a total compensation program designed to attract the best senior leaders to the business and to retain the best, consistently highest performers. To achieve this goal, we annually compare our pay practices and overall pay levels with other leading retail and where appropriate, non-retail companies, and set pay guidelines based on this review.

     - To Pay Equitably.

          We believe that it is important to apply generally consistent guidelines for all leadership compensation programs across business units, considering the size, complexity, stage of development and performance of the business, and the performance of each individual executive.

PRINCIPAL COMPENSATION ELEMENTS

     The principal elements of executive compensation at Intimate Brands are base salary, short-term performance-based cash incentive compensation and long term equity-based incentive programs. In determining guidelines for each compensation element, we participate in compensation surveys which include approximately 75 national and regional specialty and department store retail businesses, chosen because of their general similarity to Intimate Brands in business and merchandise focus. In addition, we participate in special surveys focusing on specific segments of the business, such as merchandise design and the personal care products business. With the help of our compensation consultants, we analyze executive compensation levels and practices relative to the performance of these competitor companies and, from this information, develop pay guidelines that generally target Intimate Brands' executive pay well above the industry survey median for those executives with exceptional performance. The competitor group that is surveyed is subject to periodic review and is modified from time to time to reflect new businesses, mergers, acquisitions and changes in business focus. The competitor group that we use for this purpose contains approximately 50% of the companies in the S&P Retail Stores Composite Index represented in the Stockholder Return Graph below. Subject to our needs, we generally attempt to design all incentive and equity-based compensation programs to meet the requirements of deductibility under the Internal Revenue Code of 1986, as amended (the "Code").

  Base salary.

     The Committee annually reviews and approves the base salary of each executive officer and business president. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, brand strategy execution, business growth and brand execution goals, and the recruitment and development of leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

  Performance-based cash incentive compensation.

     Intimate Brands has implemented a short-term performance-based cash incentive compensation program for specified key leadership positions that provides for incentive payments for each six-month operating season. These incentive payments are based on the attainment of pre-established objective financial goals.

     For most businesses, the goals under this plan are based on operating income. However, goals also may be based on other objectives or criteria, depending on the business unit and its strategy. We set these goals at the beginning of each six-month season, and base them on an analysis of historical performance and growth expectations for that business, financial results of other comparable businesses both inside and outside Intimate Brands, and progress toward achieving the strategic plan for that business. Annually, we establish target cash incentive compensation opportunities for eligible executives stated as a specific percent of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved.

  Equity-based incentive programs.

     The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and shareholder objectives. In 1998, continuing a program that began in 1995, the Committee awarded equity-based incentive compensation under two programs: a stock option program and a restricted stock program under which shares of stock are earned based on attainment of specified financial performance objectives. The Committee also believes that stock awards, the vesting of which is subject to continued employment, help us to retain key high performing executives.

     Award opportunities for each eligible participant are based on guidelines which include size of the executive's business unit, the individual's responsibility level within that business, competitive practice and the market price of Intimate Brands' Common Stock. In determining the awards for an executive officer, the

Committee evaluated competitive practice and the executive officer's performance and importance to the business.

  Stock options.

     In 1998, other than to Mr. Wexner, no additional stock options were awarded to the named executives in the Option Grants in Fiscal Year 1998 table above. The option program utilizes vesting periods to encourage retention of key executives. The options granted to Mr. Wexner vest, subject to continued employment, on a graduated basis over a period of six years. The exercise price for Mr. Wexner's options were granted at 10% above fair market value of the underlying common stock on the date of grant.

  Performance-based restricted stock.

     In 1998, with the exception of Mr. Wexner, Mr. Gilman, Ms. Nichols, Ms. Pritchard and Ms. Fields, the Committee continued a program began in 1995 under which specific key executives are eligible to receive restricted stock based on the achievement of pre-established financial goals. Through this program, executives can earn from zero to double their targeted number of restricted shares based upon the extent to which financial goals are achieved. In 1998, restricted shares of The Limited's Common Stock were awarded to Mr. Wexner and Mr. Gilman in connection with the distribution in 1998 of Abercrombie & Fitch shares to The Limited's stockholders.

CEO COMPENSATION

     In the last completed fiscal year, Mr. Wexner's compensation was determined by the Compensation Committee of The Limited and was therefore based on the performance of, and paid by, The Limited.

                                            Compensation Committee

                                            Donald B. Shackelford, Chair
                                            E. Gordon Gee

                            STOCKHOLDER RETURN GRAPH

     The following graph shows the changes, during fiscal 1998, 1997 and 1996 and the three-month period in fiscal 1995 beginning after the initial public offering of the Class A Common Stock of Intimate Brands (the "Initial Public Offering"), in the value of $100 invested in the Class A Common Stock of Intimate Brands, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Retail Stores Composite Index. The plotted points represent the closing price on the last day of the fiscal year indicated.

                COMPARISON OF 39 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG INTIMATE BRANDS, INC., THE S&P 500 INDEX
                       AND THE S&P RETAIL COMPOSITE INDEX
[STOCKHOLDER RETURN LINE GRAPH]

                                                  INTIMATE BRANDS, INC.              S&P 500              S&P RETAIL COMPOSITE
                                                  ---------------------              -------              --------------------
10/24/95                                                   100                         100                         100
1/31/96                                                     88                         108                         103
1/31/97                                                    108                         134                         119
1/30/98                                                    158                         167                         178
1/29/99                                                    253                         218                         283

* $100 INVESTED IN STOCK OR IN INDEX ON
  10/24/95 -- INCLUDING REINVESTMENT OF
  DIVIDENDS.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table shows all persons who, on February 28, 1999, were known by Intimate Brands to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock of Intimate Brands:

                                                                            AMOUNT
NAME AND ADDRESS                                             CLASS OF    BENEFICIALLY    PERCENT
OF BENEFICIAL OWNER                                           COMMON        OWNED        OF CLASS
-------------------                                          --------    ------------    --------
The Limited, Inc. .........................................  Class B     204,312,595      100.0%
  Three Limited Parkway
  P.O. Box 16000
  Columbus, Ohio 43216
FMR Corp. (1)..............................................  Class A       5,499,700       14.6%
  82 Devonshire Street
  Boston, Massachusetts 02109

---------------
(1) FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and certain subsidiaries of FMR Corp. may be deemed to be members of a "group" as such term is defined in the rules promulgated by the Commission. FMR Corp. is the beneficial holder of Intimate Brands' Common Stock as a result of the investment-related activities of certain subsidiaries of FMR Corp. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of its voting power. Mr. Johnson 3d, the chairman of FMR Corp., owns 12% of the aggregate outstanding voting stock of FMR Corp. and Ms. Johnson, a director of FMR Corp., owns 24.5% of the aggregate outstanding voting stock of FMR Corp.

RELATIONSHIP AND TRANSACTIONS WITH THE LIMITED

     The Limited owns 100% of the outstanding Class B Common Stock of Intimate Brands, which represents approximately 94% of the combined voting power of all of Intimate Brands' outstanding Common Stock. The Limited has advised Intimate Brands that it currently intends to continue to hold all of the Class B Common Stock beneficially owned by it, subject to its participation, on a pro-rata basis with Intimate Brands' public stockholders, in Intimate Brands' pending repurchase program. The Limited has no agreement with Intimate Brands not to sell or distribute such shares and there can be no assurance concerning the period of time during which The Limited will maintain its beneficial ownership of Common Stock. Beneficial ownership of at least 80% of the total voting power and value of the outstanding Common Stock is required in order for The Limited to continue to include Intimate Brands in its consolidated group for federal income tax purposes and ownership of at least 80% of the total voting power and 80% of each class of nonvoting capital stock is required in order for The Limited to be able to effect a tax-free spin-off of Intimate Brands in the future.

  Intercompany Arrangements.

     The Company's relationship with The Limited is governed, in part, by agreements entered into in connection with the Initial Public Offering, including a services agreement, a corporate agreement, several lease agreements, several shared facilities agreements and a tax-sharing agreement, the material terms of which are summarized below.

     Because the following description of the material terms of the agreements is only a summary, it is not necessarily complete and is qualified in its entirety by reference to the forms of the relevant agreements. Copies of the forms of agreements were filed with the Commission as exhibits to Intimate Brands' Registration Statement filed in connection with the Initial Public Offering, and are available for inspection at the Commission.

     Services Agreement. The Company and The Limited are parties to an intercompany services and operating agreement (the "Services Agreement") with respect to services provided by The Limited (or subsidiaries of The Limited) to Intimate Brands. The services provided by The Limited to Intimate Brands include, among other things, certain accounting, aircraft, associate benefit plan administration, audit, cash management, corporate development, corporate secretary, governmental affairs, human resources and compensation, investor and public relations, international expansion, import and shipping, legal, real estate, risk management, store design/planning, tax and treasury services. The Services Agreement provides that such services are to be provided in exchange for fees which (based on current costs for such services) management believes do not exceed fees that would be paid if such services were provided by independent third parties. Under the Services Agreement, the fees for services provided by The Limited to Intimate Brands during 1998 were approximately $69,864,000.

     In addition to the identified services, during fiscal 1998, The Limited continued coverage of Intimate Brands under The Limited's umbrella liability, property, casualty and fiduciary insurance policies. The Company reimburses The Limited for the portion of The Limited's premium cost with respect to such insurance that is attributable to coverage of Intimate Brands. Either The Limited or Intimate Brands may terminate this coverage under The Limited's policies at any time upon prior written notice during the 90 days prior to the anniversary date of the policy, provided that termination of coverage by Intimate Brands may only be for nonpayment and only if a replacement policy, acceptable to The Limited, is entered into by Intimate Brands.

     The Services Agreement further provides for eligible associates of Intimate Brands to participate in The Limited's associate benefit plans. In addition to a monthly services fee, Intimate Brands reimburses The Limited for The Limited's costs (including any contributions and premium costs and including certain third-party expenses and allocations of certain personnel expenses of The Limited) relating to participation by Intimate Brands' associates in any of The Limited's benefit plans.

     The Services Agreement has an initial term of five years and will be renewed automatically thereafter for successive one-year terms, unless either Intimate Brands or The Limited elects not to renew the Services Agreement. After the initial five-year term, the Services Agreement may be terminated at any time by either party upon six months' written notice. Furthermore, the Services Agreement is subject to early termination by either Intimate Brands or The Limited upon six months' written notice if The Limited ceases to own shares of Common Stock representing more than 50% of the combined voting power of the Common Stock of Intimate Brands, whether as a result of a tax-free spin-off of Intimate Brands or otherwise.

     Lease Agreement. The businesses operated by Intimate Brands entered into lease agreements with The Limited or one or more subsidiaries of The Limited (collectively, the "Lease Agreement"). Under the Lease Agreement, The Limited, directly or indirectly, leased to the relevant businesses of Intimate Brands a distribution center and headquarters office space. The Lease Agreement provides for the lessee to lease space at an average annual rental rate equal to $11.00 per square foot, in the case of office space, and $2.85 per square foot, in the case of the distribution centers, subject to adjustment based on the consumer price index every third year. The Company paid The Limited (or subsidiaries of The Limited) approximately $9,626,000 in lease payments during 1998.

     The Lease Agreement has an initial term of fifteen years and will be renewed automatically thereafter for successive five-year terms unless either the lessor or lessee (or sublessor or sublessee) elects not to renew the Lease Agreement upon at least one year's notice.

     Shared Facilities Agreement. Certain businesses operated by Intimate Brands and certain businesses operated by The Limited entered into shared facilities agreements (collectively, the "Shared Facilities Agreement") pursuant to which the relevant businesses operated by Intimate Brands sub-leased facilities from the relevant businesses operated by The Limited. Under the Shared Facilities Agreement, the sublessee is responsible for its pro rata share (based on square feet occupied) of all costs and expenses (principally fixed rent) under the relevant lease, plus the portion of any performance-based rent attributable to the sublessee. In 1998, Intimate Brands paid The Limited approximately $26,223,000 for the portion of the cost and expenses attributable to it under the relevant leases.

     Tax-Sharing Agreement. The Company is included in The Limited's federal consolidated income tax group and Intimate Brands' federal income tax liability is included in the consolidated federal income tax liability of The Limited and its subsidiaries. In certain circumstances, certain subsidiaries of Intimate Brands are also included with certain subsidiaries of The Limited (other than subsidiaries of Intimate Brands) in combined, consolidated or unitary income tax groups for state and local tax purposes. The Company and The Limited entered into a tax-sharing agreement (the "Tax-Sharing Agreement") pursuant to which Intimate Brands and The Limited make payments between them such that, with respect to any period, the amount of taxes to be paid by Intimate Brands, subject to certain adjustments, will be determined as though Intimate Brands were to file separate federal, state and local income tax returns (including, except as provided below, any amounts determined to be due as a result of a redetermination of the tax liability of The Limited arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing combined, consolidated or unitary (as applicable) federal, state and local returns rather than a consolidated subsidiary of The Limited with respect to federal, state and local income taxes. The Company will be reimbursed, however, for tax attributes that it generates, such as net operating losses, if and when they are used on a consolidated basis.

     In determining the amount of tax-sharing payments under the Tax-Sharing Agreement, The Limited prepares for Intimate Brands pro forma returns with respect to federal and applicable state and local income taxes that reflect the same positions and elections used by The Limited in preparing the returns for The Limited's consolidated group and other applicable groups. The Limited continues to have all the rights of a parent of a consolidated group (and similar rights provided for by applicable state and local law with respect to a parent of a combined, consolidated or unitary group), is the sole and exclusive agent for Intimate Brands in any and all matters relating to the income, franchise and similar tax liabilities of Intimate Brands, is solely and exclusively responsible for the preparation and filing of consolidated federal and consolidated or combined state income tax returns (or amended returns), and has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of Intimate Brands. In addition, The Limited provides the aforementioned services with respect to Intimate Brands' separate state and local returns and Intimate Brands' foreign returns. Under the Tax-Sharing Agreement, Intimate Brands must pay The Limited a fee intended to reimburse The Limited for all direct and indirect costs and expenses incurred with respect to Intimate Brands' share of the overall costs and expenses incurred by The Limited with respect to tax-related services.

     In general, Intimate Brands will be included in The Limited's consolidated group for federal income tax purposes for so long as The Limited beneficially owns at least 80% of the total voting power and value of the outstanding Common Stock. Each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax-Sharing

Agreement allocates tax liabilities between Intimate Brands and The Limited, during the period in which Intimate Brands is included in The Limited's consolidated group, Intimate Brands could be liable in the event that any federal tax liability is incurred, but not discharged, by any other member of The Limited's consolidated group.

     Corporate Agreement. Intimate Brands and The Limited are parties to a corporate agreement (the "Corporate Agreement") under which Intimate Brands granted to The Limited a continuing option, transferable to any of its subsidiaries, to purchase, under certain circumstances, additional shares of Class B Common Stock or shares of nonvoting capital stock of Intimate Brands (the "Stock Option"). The Corporate Agreement further provides that, upon the request of The Limited, Intimate Brands will use its best efforts to register under the applicable federal and state securities laws any of the shares of Class B Common Stock and nonvoting capital stock (and any other securities issued in respect of or in exchange for either) held by The Limited for sale in accordance with The Limited's intended method of disposition thereof, and will take such other actions as may be necessary to permit the sale thereof in other jurisdictions, subject to certain limitations specified in the Corporate Agreement. The Company will pay all out-of-pocket costs and expenses relating to each such registration that The Limited requests or in which The Limited participates. The Corporate Agreement also restricts Intimate Brands from taking certain actions for so long as The Limited maintains beneficial ownership of a majority of the number of outstanding shares of Intimate Brands' Common Stock.

  Intercompany Obligations.

     The Company has intercompany obligations to The Limited in an aggregate amount of $350 million (the "Mirror Notes"), which mature as follows: $100 million on August 15, 1999 (the "1999 Notes"), $150 million on February 1, 2001 (the "2001 Notes"), and $100 million on March 15, 2023 (the "2023 Notes"). The 1999 Notes, the 2001 Notes and the 2023 Notes represent Intimate Brands' proportionate share of certain long-term debt of The Limited, and the interest rates and maturities of the Mirror Notes parallel those of the corresponding debt of The Limited.

     The 1999 Notes bear interest (payable on February 15 and August 15 of each year) at a rate of 8 7/8% per annum, the 2001 Notes bear interest (payable on February 1 and August 1 of each year) at a rate of 9 1/8% per annum and the 2023 Notes bear interest (payable on March 15 and September 15 of each year) at a rate of 7 1/2% per annum. Each of the 1999 Notes, the 2001 Notes and the 2023 Notes are to be automatically prepaid concurrently with any prepayment of the corresponding debt of The Limited. The debt of The Limited corresponding to the 2023 Notes is subject to early redemption by The Limited at its option beginning in 2013 at specified declining premiums. The 1999 Notes and the 2001 Notes are not subject to early redemption by The Limited.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     During our 1998 fiscal year, PricewaterhouseCoopers LLP served as our independent public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended January 30, 1999. We annually review the selection of our independent public accountants, but we have not yet selected independent public accountants for the current fiscal year.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.

                             STOCKHOLDER PROPOSALS

     We may omit from the Proxy Statement and form of proxy relating to the next annual meeting of stockholders any proposals of stockholders which are intended to be presented at that meeting which are not received by the Intimate Brands' Secretary at our principal executive offices on or before December 16, 1999.

                             SOLICITATION EXPENSES

     We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our employees may solicit proxies by telephone, mailgram, facsimile, telegraph, cable and personal interview, in addition to the use of the mails. We have retained Shareholder Communications Corporation, New York, New York, to aid in the solicitation of proxies relating to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $10,000, plus expenses. We do not expect to pay any other compensation for the solicitation of proxies.

                                            By Order of the Board of Directors
                                            /s/ Leslie H. Wexner

                                            Leslie H. Wexner
                                            Chairman of the Board

                                INTIMATE BRANDS, INC.

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           ANNUAL MEETING OF STOCKHOLDERS
    P                               MAY 17, 1999
    R
    O    The undersigned hereby appoints Leslie H. Wexner and Kenneth B.
    X    Gilman, and each of them, proxies, with full power of substitution,
    Y to vote for the undersigned all shares of Class A Common Stock of Intimate Brands, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 17, 1999 at 10:30 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

                Election of Directors, Nominees:

                1. Roger D. Blackwell, 2. Grace A. Nichols, 3. Donald B. Shackelford

         SAID PROXIES ARE DIRECTED TO VOTE AS MARKED ON THE REVERSE SIDE AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.



                            (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
                           O  FOLD AND DETACH HERE  O

           X      PLEASE MARK YOUR
                  VOTES AS IN THIS
                  EXAMPLE.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE
    "FOR" EACH OF THE NAMED NOMINEES. IF NO
    SPECIFICATION IS INDICATED, THE SHARES
    REPRESENTED BY THIS PROXY WILL BE VOTED AS
    RECOMMENDED BY THE BOARD.

                                                                         6395

                       FOR           WITHHELD
     1. Election of    [ ]             [ ]
     Directors
     (see reverse)

    For, except vote
    withheld from the
    following nominee(s):

-------------------------------------------------

                                                  The undersigned
                                                  acknowledges receipt with
                                                  this Proxy of a copy of
                                                  the Notice of Annual
                                                  Meeting of Stockholders
                                                  and Proxy Statement dated
                                                  April 14, 1999.

                                                  IMPORTANT: Please date
                                                  this Proxy and sign
                                                  exactly as your name or
                                                  names appear hereon. If
                                                  stock is held jointly,
                                                  signature should include
                                                  both names. Executors,
                                                  Administrator, Trustees,
                                                  Guardians and others
                                                  signing in a
                                                  representative capacity
                                                  should indicate full
                                                  titles.

 SIGNATURE(S)                    DATE
              -----------------        -----------

--------------------------------------------------------------------------------
                           O  FOLD AND DETACH HERE  O

                             INTIMATE BRANDS, INC.

Dear Stockholder:

Intimate Brands, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.  To vote over the Internet:
    - Log on to the Internet and go to the web site http://www.vote-by-net.com.

2.  To vote by telephone:
    - On a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

                 Your vote is important. Thank you for voting.

                                     PROXY
                             INTIMATE BRANDS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1999

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NAMED NOMINEES. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD.

Election of Directors, Nominees:

Roger D. Blackwell, Grace A. Nichols, Donald B. Shackelford

1. Election of Directors      [ ] FOR                              [ ] WITHHELD

   For, except vote withheld from following nominee(s):

   -----------------------------------------------------------------------------
                (Continued and to be signed on the reverse side)

    The undersigned hereby appoints Leslie H. Wexner and Kenneth B. Gilman, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Class A Common Stock of Intimate Brands, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 17, 1999 at 10:30 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

    The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 1999.

                                                  Dated:                  , 1999
                                                        ------------------

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                   Signature (if jointly held)

                                                  IMPORTANT: PLEASE DATE THIS
                                                  PROXY AND SIGN EXACTLY AS YOUR
                                                  NAME OR NAMES APPEAR HEREON.
                                                  IF STOCK IS HELD JOINTLY,
                                                  SIGNATURE SHOULD INCLUDE BOTH
                                                  NAMES. EXECUTORS,
                                                  ADMINISTRATORS, TRUSTEES,
                                                  GUARDIANS AND OTHERS SIGNING
                                                  IN A REPRESENTATIVE CAPACITY
                                                  SHOULD INDICATE FULL TITLES.